POWER OF ATTORNEY

     I, Michael P. Locorriere, an Officer of Hanover Bancorp, Inc. (the "Corporation"), hereby authorize and designate Lance P. Burke, Lisa A. Diiorio, Michelle Mihas or any partner of the law firm of Kilpatrick Townsend & Stockton LLP as my agent and attorney-in-fact, with full power of substitution, to:

     (1) prepare, execute, and submit to the Securities and Exchange
Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the attorney-in-fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

     (2) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under
Section 16 of the Exchange Act with respect to the Corporation's securities and file the same with the SEC and each stock exchange on which the Corporation's stock is listed; and

     (3) prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933 with respect to a sale by me or on my behalf of the Corporation's securities and file the same with the SEC.

     (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or evocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holding of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


Date: 4/8/26					       /s/ Michael P. Locorriere
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							   Michael P. Locorriere